Exhibit 99.1

Cabot Oil & Gas Corporation Announces 2009 Results

Record Production Levels

HOUSTON, February 21, 2010—Cabot Oil & Gas Corporation (NYSE: COG) today announced its 2009 financial results including net income of $148.3 million, or $1.43 per share, cash flow from operations of $614.1 million and discretionary cash flow of $604.6 million. Excluding the selected items (detailed in the attached tables), net income for the full year would have been $177.8 million, or $1.72 per share.

These results compare to 2008 net income of $211.3 million, or $2.10 per share, cash flow from operations of $634.4 million and discretionary cash flow of $608.7 million. Net income, excluding selected items, for 2008 was $232.8 million, or $2.31 per share.

“Although 2008 was a better overall financial year due to the higher level of natural gas pricing in that year, 2009 had its accomplishments and record setting performance” said Dan O. Dinges, Chairman, President and Chief Executive Officer. “What is most important is that we set a new production high for the year and posted an 8.2 percent growth level.”

For 2009 equivalent production surpassed the 100 Bcfe mark for the first time, recording 103 Bcfe for the year. Production from both commodities grew, with natural gas up 8.4 percent and oil up 6.4 percent. The improvement in production was more than offset by lower commodity prices. The price comparison for natural gas realizations was $7.47 per Mcf in 2009 versus $8.39 per Mcf in 2008, while oil declined four percent year-over-year to $85.52 per barrel. Gains associated with the hedge portfolio added significantly to these 2009 realizations and improved overall revenues by $395.0 million. Total operating expenses declined year-over-year.

Fourth Quarter

The reported 2009 fourth quarter figures included net income of $36.4 million, or $0.35 per share, $196.9 million for cash flow from operations and $174.1 million for discretionary cash flow. These compare to net income of $43.7 million, or $0.42 per share, cash flow from operations of $209.7 million and discretionary cash flow of $162.2 million in the previous year. Removing the selected items, net income improved to $53.8 million or $0.52 per share for the 2009 fourth quarter versus

$45.8 million, or $0.44 per share in the comparable 2008 period. Higher commodity prices, higher production and overall lower expenses drove the results. “While results for the first three quarters of 2009 were down in comparison to the prior year due to lower commodity prices, the 2009 fourth quarter comparison shows year-over-year improvement after removing selected items,” stated Dinges.

Balance Sheet

During 2009 the Company reduced its overall debt level, driven primarily by the cash proceeds related to its Canadian asset sale, to $805.0 million. “Financially, we continue to have a solid balance sheet and we retain a significant level of flexibility as evident by our 30.8 percent debt to total capital ratio,” added Dinges.

Conference Call

Listen in live to Cabot Oil & Gas Corporation’s 2009 year-end and fourth quarter financial and operating results discussion with financial analysts on Monday, February 22, 2010 at 9:30 a.m. EST (8:30 a.m. CST) at www.cabotog.com. A teleconference replay will also be available at (800) 642-1687, (U.S./Canada) or (706) 645-9291 (International), pass code 52769718. The replay will be available through Wednesday, February 24, 2010. The latest financial guidance, including the Company’s hedge positions, along with a replay of the web cast, which will be archived for one year, are available in the investor relations section of the Company’s website at www.cabotog.com.

Cabot Oil & Gas Corporation, headquartered in Houston, Texas is a leading independent natural gas producer, with its entire resource base located in the continental United States. For additional information, visit the Company’s Internet homepage at www.cabotog.com.

CABOT OIL & GAS RESULTS — Page 3

OPERATING DATA

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
PRODUCED NATURAL GAS (Bcf) & OIL (Mbbl)
Natural Gas
North	13.4	10.4	48.2	39.7
South	11.6	13.2	48.8	46.6
Canada	—	0.7	1.0	4.1

Total	25.0	24.3	98.0	90.4

Crude/Condensate/Ngl
North	26	30	118	118
South	194	171	720	655
Canada	—	4	7	21

Total	220	205	845	794

Equivalent Production (Bcfe)	26.3	25.6	103.0	95.2

PRICES
Average Produced Gas Sales Price ($/Mcf)
North	$6.67	$7.41	$6.59	$7.95
South	$8.94	$8.01	$8.42	$8.84
Canada	$—	$6.66	$3.72	$7.62
Total (1)	$7.73	$7.71	$7.47	$8.39

Average Crude/Condensate Price ($/Bbl)
North	$75.16	$54.24	$54.11	$93.62
South	$96.64	$75.97	$90.86	$88.46
Canada	$—	$50.04	$33.97	$85.08
Total (1)	$94.23	$72.41	$85.52	$89.11

WELLS DRILLED
Gross	24	99	143	432
Net	22	78	119	355
Gross Success Rate	83%	92%	95%	97%

(1)	These realized prices include the realized impact of derivative instrument settlements.

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Realized Impacts to Gas Pricing	$3.47	$1.88	$3.80	$0.20
Realized Impacts to Oil Pricing	$21.40	$18.71	$28.25	$(6.33)

CABOT OIL & GAS RESULTS — Page 4

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Operating Revenues
Natural Gas Production	$191,192	$189,228	$729,734	$758,755
Brokered Natural Gas	21,166	27,557	75,283	114,220
Crude Oil and Condensate	19,910	14,622	69,936	69,711
Other	1,224	1,059	4,323	3,105

	233,492	232,466	879,276	945,791

Operating Expenses
Brokered Natural Gas Cost	18,811	25,128	67,030	100,449
Direct Operations—Field and Pipeline	22,421	26,738	93,985	91,839
Exploration	19,526	12,436	50,784	31,200
Depreciation, Depletion and Amortization	62,293	74,840	251,260	226,915
Impairment of Oil & Gas Properties	17,622	35,700	17,622	35,700
General and Administrative (excluding Stock-Based Compensation)	10,725	8,350	43,236	39,615
Stock-Based Compensation (1)	8,546	4,994	25,138	34,570
Taxes Other Than Income	10,118	9,791	44,649	66,540

	170,062	197,977	593,704	626,828
Gain / (Loss) on Sale of Assets and Settlement of Dispute (2)	(20)	52,648	(3,303)	53,049

Income from Operations	63,410	87,137	282,269	372,012
Interest Expense and Other	14,850	13,705	58,979	36,389

Income Before Income Taxes	48,560	73,432	223,290	335,623
Income Tax Expense	12,196	29,732	74,947	124,333

Net Income	$36,364	$43,700	$148,343	$211,290

Net Earnings Per Share—Basic	$0.35	$0.42	$1.43	$2.10
Weighted-Average Common Shares Outstanding	103,654	103,354	103,616	100,737

(1)

Includes the impact of the Company’s performance share awards and restricted stock amortization as well as expense related to stock options and stock appreciation rights. Also includes expense for the Supplemental Employee Incentive Plans which commenced in 2008.

(2)

The loss on sale of assets in 2009 primarily relates to a loss on our April 2009 sale of our Canadian properties, partially offset by a gain on sale of assets from the first quarter 2009 sale of the Thornwood properties in the North. The gain in 2008 includes post-closing transactions associated with the sale in the third quarter of 2006 of offshore and certain south Louisiana properties and a gain associated with the Company’s settlement of a dispute in the fourth quarter of 2008. The dispute settlement includes the value of cash and properties received.

CABOT OIL & GAS RESULTS — Page 5

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

(In thousands)

	December 31, 2009	December 31, 2008
Assets
Current Assets	$281,502	$460,551
Property, Equipment and Other Assets	3,401,899	3,241,113

Total Assets	$3,683,401	$3,701,664

Liabilities and Stockholders’ Equity
Current Liabilities	$308,741	$378,913
Long-Term Debt, excluding Current Maturities	805,000	831,143
Deferred Income Taxes	644,801	599,106
Other Liabilities	112,345	101,940
Stockholders’ Equity	1,812,514	1,790,562

Total Liabilities and Stockholders’ Equity	$3,683,401	$3,701,664

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

(In thousands)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Cash Flows From Operating Activities
Net Income	$36,364	$43,700	$148,343	$211,290
Unrealized (Gain) / Loss on Derivatives	1,536	(1,649)	1,954	—
Impairment of Oil & Gas Properties	17,622	35,700	17,622	35,700
Income Charges Not Requiring Cash	71,958	80,092	280,819	242,538
(Gain) / Loss on Sale of Assets and Settlement of Dispute	20	(32,448)	3,303	(32,849)
Deferred Income Tax Expense	27,042	24,392	101,815	120,851
Changes in Assets and Liabilities	23,559	47,176	23,202	36,408
Stock-Based Compensation Tax Benefit	(705)	320	(13,790)	(10,691)
Exploration Expense	19,526	12,436	50,784	31,200

Net Cash Provided by Operations	196,922	209,719	614,052	634,447

Cash Flows From Investing Activities
Capital Expenditures	(165,504)	(258,849)	(560,423)	(1,423,188)
Proceeds from Sale of Assets	—	949	80,180	2,099
Exploration Expense	(19,526)	(12,436)	(50,784)	(31,200)

Net Cash Used in Investing	(185,030)	(270,336)	(531,027)	(1,452,289)

Cash Flows From Financing Activities
Sale of Common Stock Proceeds	—	1	83	316,230
Net Increase / (Decrease) in Debt	(5,000)	47,000	(62,000)	517,000
Capitalized Debt Issuance Costs	—	(2,237)	(10,409)	(4,403)
Stock-Based Compensation Tax Benefit	705	(320)	13,790	10,691
Dividends Paid	(3,109)	(3,100)	(12,432)	(12,073)

Net Cash Provided by / (Used in) Financing	(7,404)	41,344	(70,968)	827,445

Net Increase / (Decrease) in Cash and Cash Equivalents	$4,488	$(19,273)	$12,057	$9,603

CABOT OIL & GAS RESULTS — Page 6

Selected Item Review and Reconciliation of Net Income and Earnings Per Share

(In thousands, except per share amounts)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
As Reported—Net Income	$36,364	$43,700	$148,343	$211,290
Reversal of Selected Items, Net of Tax:
Impairment of Oil & Gas Properties and Other Assets	11,102	22,384	11,102	22,384
Impairment of Unproved Properties (1)	—	10,653	—	10,653
(Gain) / Loss on Sale of Assets and Settlement of Dispute (2)	13	(33,010)	1,283	(33,263)
Stock-Based Compensation Expense	5,384	3,131	15,798	21,756
Unrealized (Gain) / Loss on Derivatives (3)	968	(1,040)	1,231	—

Net Income Excluding Selected Items	$53,831	$45,818	$177,757	$232,820

As Reported—Net Earnings Per Share	$0.35	$0.42	$1.43	$2.10
Per Share Impact of Reversing Selected Items	0.17	0.02	0.29	0.21

Net Earnings Per Share Including Reversal of Selected Items	$0.52	$0.44	$1.72	$2.31

Weighted-Average Common Shares Outstanding	103,654	103,354	103,616	100,737

(1)

The impairment of unproved properties in 2008 represents a portion of the total impairment relating to the accelerated recognition of impairments on exploratory prospects in Mississippi, North Dakota and Montana that have been recognized due to the unprecedented decline in oil price making the Company abandon its exploration plans.

(2)

The loss on sale of assets in 2009 primarily relates to a loss on our April 2009 sale of our Canadian properties, partially offset by a gain on sale of assets from the first quarter 2009 sale of the Thornwood properties in the North. The gain in 2008 includes post-closing transactions associated with the sale in the third quarter of 2006 of offshore and certain south Louisiana properties and a gain associated with the Company’s settlement of a dispute in the fourth quarter of 2008. The dispute settlement includes the value of cash and properties received.

(3)

This unrealized (gain) / loss is included in Natural Gas Production Revenues in the Condensed Consolidated Statement of Operations and represents the mark to market change related to the Company’s natural gas basis swaps.

Discretionary Cash Flow Calculation and Reconciliation

(In thousands)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Discretionary Cash Flow
As Reported—Net Income	$36,364	$43,700	$148,343	$211,290
Plus / (Less):
Unrealized (Gain) / Loss on Derivatives	1,536	(1,649)	1,954	—
Impairment of Oil & Gas Properties	17,622	35,700	17,622	35,700
Income Charges Not Requiring Cash	71,958	80,092	280,819	242,538
(Gain) / Loss on Sale of Assets and Settlement of Dispute	20	(32,448)	3,303	(32,849)
Deferred Income Tax Expense	27,042	24,392	101,815	120,851
Exploration Expense	19,526	12,436	50,784	31,200

Discretionary Cash Flow	174,068	162,223	604,640	608,730
Changes in Assets and Liabilities	23,559	47,176	23,202	36,408
Stock-Based Compensation Tax Benefit	(705)	320	(13,790)	(10,691)

Net Cash Provided by Operations	$196,922	$209,719	$614,052	$634,447

Net Debt Reconciliation

(In thousands)

	December 31, 2009	December 31, 2008
Current Portion of Long-Term Debt	$—	$35,857
Long-Term Debt	805,000	831,143

Total Debt	$805,000	$867,000
Stockholders’ Equity	1,812,514	1,790,562

Total Capitalization	$2,617,514	$2,657,562

Total Debt	$805,000	$867,000
Less: Cash and Cash Equivalents	(40,158)	(28,101)

Net Debt	$764,842	$838,899

Net Debt	$764,842	$838,899
Stockholders’ Equity	1,812,514	1,790,562

Total Adjusted Capitalization	$2,577,356	$2,629,461

Total Debt to Total Capitalization Ratio	30.8%	32.6%
Less: Impact of Cash and Cash Equivalents	1.1%	0.7%

Net Debt to Adjusted Capitalization Ratio	29.7%	31.9%